Exhibit 99.7

The Board of Directors Determines the Price for New Shares to be Placed at 278 Roubles per New Share

Saint-Petersburg, Russia, August 20, 2009 – JSC “Polymetal” (LSE, MICEX, RTS: PMTL) (“Polymetal” or the “Company”) announces that a meeting of the Board of directors of the Company (the “Board”) held on August 19, 2009 by absentee voting determined the price for 84,375,000 additional ordinary shares to be placed by the Company (the “New Shares”) and the value of the property that can comprise the consideration for the New Shares.

PLACEMENT PRICE

As previously announced by Polymetal, the Company has commenced a process to increase its share capital by placing the New Shares by way of a closed subscription in the following way:

•                  No more than 7,500,000 New Shares – in exchange for 35,934 shares in CJSC “Artel of prospectors “Ayax” a company holding the mining license for the Goltsovoye silver deposit (“Ayax”) (which equates to 89.6% of the issued share capital of Ayax; the remaining 10.4% stake in Ayax is already owned by Polymetal);

•                  No more than 10,000,000 New Shares – in exchange for 100% of OOO “Rudnik kvartsevyi”, a Russian company holding the mining licenses for the Sopka Kvartsevaya and Dalniy gold-silver deposits (“RK”);

•                  No more than 66,875,000 New Shares minus the New Shares purchased by the persons entitled to pre-emptive rights – to JSC “Polymetal Management”, a 100% subsidiary of Polymetal.

The prospectus in relation to the issuance of the New Shares was registered by the Federal Financial Markets Services of Russia on August 13, 2009)

The Board determined that the New Shares will be placed (including placement to the persons entitled to pre-emptive rights) at a price of 278 Russian roubles per New Share. The Board also determined the monetary value of the property that can comprise the consideration for the New Shares. Specifically, 25% of RK was valued at 695,000,000 Russian roubles (based on the fact that 100% of RK was valued at 2,780,000,000 Russian roubles) and each share of “Ayax” was valued at 58,023.04 Russian roubles.

Placement of the New Shares by way of a closed subscription will start after expiration of the period during which eligible shareholders will be able to exercise their pre-emptive rights and will finish at the earliest of (i) the 30th working day from the start date of placing the New Shares or (ii) the date of placing the last of the New Shares.

PRE-EMPTIVE RIGHTS IN RELATION TO THE NEW SHARES

Under Russian law, shareholders who voted ‘against’ or did not vote in relation to resolution 2 (to approve the placement of the New Shares) at the Extraordinary General Meeting held on June 19, 2009 (“EGM”) are entitled to pre-emptive rights to acquire New Shares of Polymetal in proportion to the number of shares in the Company they held as at the record date (May 14, 2009) at the price determined by the Board, i.e. at 278 Russian roubles per New Share.

Eligible shareholders will be able to exercise their pre-emptive rights within 45 days after the Notice of pre-emptive rights (the “Notice”) (i) is published on the newswire of the AK&M or Interfax news agencies, (ii) is published on the Company’s website at www.polymetal.ru, and (iii) is sent to each person entitled to the pre-emptive rights by registered mail (or by personal delivery against his signature). If the above mentioned means of communicating the Notice are not made on the same day, applications to purchase New Shares by exercising pre-emptive rights should be submitted not later than 45 (forty five) days following the latter of the above methods.

PRE-EMPTIVE RIGHTS IN RELATION TO GLOBAL DEPOSITARY RECEIPTS

Eligible holders of Global Depositary Receipts (“GDRs”) representing Polymetal’s ordinary shares who instructed Deutsche Bank Trust Company Americas (the “Depositary”) to vote ‘against’ resolution 2 at the EGM or did not instruct the Depositary to vote in relation to this resolution, may instruct the Depositary to take up New Shares and to issue to such eligible holders additional GDRs representing such New Shares on the basis to be set out in a corporate action notice to GDR holders.

Polymetal will continue to provide updates on the progress of the New Shares issuance process in due course.

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THIS RELEASE IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS RELEASE DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND GDRS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS RELEASE THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE.  ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS RELEASE IS DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;  OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”).  IN ADDITION, IN THE UNITED KINGDOM, THIS RELEASE IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS RELEASE MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

EACH SHAREHOLDER SUBSCRIBING FOR NEW SHARES AND EACH HOLDER OF GDRS PURCHASING GDRS REPRESENTING NEW SHARES SHOULD SATISFY ITSELF CONCERNING THE TAX, LEGAL, CURRENCY AND OTHER ECONOMIC CONSIDERATIONS RELEVANT TO THE NEW SHARES AND GDRS.

THIS RELEASE INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”.  THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS RELEASE.  THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS.  THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS.  BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR

UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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NOTICE TO US INVESTORS

THE CLOSED SHARE SUBSCRIPTION OF NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND THE RESULTING OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL (THE “CLOSED SHARE SUBSCRIPTION” AND THE “RIGHTS OFFERING” AND TOGETHER THE “ISSUANCE”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS RELEASE HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. OPEN JOINT STOCK COMPANY POLYMETAL IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE ISSUANCE, OPEN JOINT STOCK COMPANY POLYMETAL WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF OPEN JOINT STOCK COMPANY POLYMETAL SHARES RELATED TO THE ISSUANCE.